UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2013

Glu Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 800-6100

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Glu Mobile Inc. (the “Company”) approved the Glu Mobile Inc. 2014 Executive Bonus Plan (the “Bonus Plan”), in which the following executive officers of the Company (the “Executive Officers”) are eligible to participate:

•	Niccolo de Masi, the Company’s President and Chief Executive Officer;

•	Eric Ludwig, the Company’s Executive Vice President and Chief Financial Officer;

•	Chris Akhavan, the Company’s President of Publishing; and

•	Matthew Ricchetti, the Company’s President of Studios.

The material terms of the Bonus Plan are as follows:

•	Bonuses are earned and paid on an annual basis, and the Executive Officers must be employed with the Company when the bonus is paid to be eligible to receive a bonus.

•	Target bonus levels are a fixed percentage of the Executive Officer’s annual base salary as of December 31, 2014. However, if an Executive Officer’s bonus level percentage is changed on or after July 1, 2014, then a weighted average calculation based on the date of the change will be used to calculate such Executive Officer’s bonus level percentage.

•	For each of the Executive Officers other than Mr. Ricchetti, the total bonus is composed of the following two parts:

•	50% of the bonus is awarded based on the Company achieving the 2014 Annual Non-GAAP Revenues goal; and

•	50% of the bonus is awarded based on the Company achieving the 2014 Adjusted EBITDA goal.

•	For Mr. Ricchetti, the total bonus is composed of the following two parts:

•	70% of the bonus is awarded based on the Company achieving the 2014 Annual Non-GAAP Revenues goal from the Company studios under Mr. Ricchetti’s supervision; and

•	30% of the bonus is awarded based on the Company achieving the 2014 Studio Operating Profitability goal.

•	The two goals for each of the Executive Officers will be evaluated independently of each other. No bonuses will be paid with respect to a goal unless the Company achieves such goal at a specified minimum threshold (the “Minimum Threshold”). To the extent that the Company achieves the 2014 Annual Non-GAAP Revenues goal at a level equal to the Minimum Threshold, then each Executive Officer will receive a bonus that equals 50% of his target bonus amount for such goal. In addition, if the Company achieves the 2014 Annual EBITDA goal or the 2014 Studio Operating Profitability goal, as applicable, at a level equal to the Minimum Threshold, then each Executive Officer will receive a bonus that equals 10% of his target bonus amount for such goal. Accordingly, if the Company were to achieve both of his goals at a level equal to the Minimum Threshold, then each Executive Officer will receive a bonus that equals 60% of his target bonus.

•	There are additive compensation components that provide for additional payouts on a straight-line basis if the Company exceeds the Minimum Threshold for either goal, with each Executive Officer eligible to receive a bonus of up to 100% of his target bonus for each of the two goals. However, in no event may any of the Executive Officers receive a bonus that exceeds 200% of his target bonus, regardless of the extent to which the Company exceeds the Minimum Threshold for either goal. In addition, because each goal is evaluated independently of each other, overachievement on one goal cannot compensate for underachievement on the other goal.

The target and maximum bonus amounts for each of the Executive Officers under the Bonus Plan are set forth in the table below:

Executive Officer	2014 Target Percentage	2014 Maximum Percentage	2014 Salary	2014 Target Bonus	2014 Maximum Bonus
Niccolo de Masi	100%	200%	$385,000	$385,000	$770,000
Eric Ludwig	75%	150%	$302,500	$226,875	$453,750
Chris Akhavan	100%	200%	$260,000	$260,000	$520,000
Matthew Ricchetti	100%	200%	$260,000	$260,000	$520,000

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the actual terms of the Bonus Plan, which is filed as Exhibit 99.01 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01	Glu Mobile Inc. 2014 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2013	GLU MOBILE INC.

	By:	/s/ Scott J. Leichtner
Scott J. Leichtner
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.01	Glu Mobile Inc. 2014 Executive Bonus Plan.